UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2021

Altabancorp

(Exact name of Registrant as Specified in Its Charter)

Utah	001-37416	87-0622021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, American Fork, UT		84003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 642-3998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)On February 1, 2021, Jonathan B. Gunther delivered to the Chairman of the Board of Directors (the “Board”) of Altabancorp (the “Company”) notice of his resignation (the “Resignation Letter”) as a director of the Company, effective as of 5:00 p.m. MT on February 1, 2021.  A copy of the Resignation Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is aware that Mr. Gunther is a member of the Section 13D group consisting of various Gunther family members and their related entities.

The Company has provided a copy of the disclosures contained in this Current Report on Form 8-K to Mr. Gunther and provided Mr. Gunther with the opportunity to furnish to the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Current Report on Form 8-K.  If the Company timely receives such a response letter, it will file it as an exhibit by amendment to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Resignation Letter of Jonathan B. Gunther dated February 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altabancorp

Date: February 3, 2021	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

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